UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 12, 2024

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Secor Road, Brookfield, CT	06804
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 par value per share	PLAB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, Photronics, Inc. (the “Company”) enlarged its Board of Directors from eight members to nine and elected David Garcia to the Board of Directors. With over thirty years of experience in corporate law, finance and mergers & acquisitions, Mr. Garcia brings expertise in counseling both publicly and privately held companies on corporate governance and strategic transactions. Mr. Garcia has played a key role in structuring corporate partnerships, technology development agreements and distributing and licensing agreements. After beginning his legal career in Silicon Valley, he practiced with Hale Lane in Reno, Nevada until its combination with Holland & Hart in July 2008, and with Holland & Hart for the remainder of his time in private practice before stepping away in March 2023 to become a strategic advisor. Mr. Garcia holds an A.B. in Sociology with a concentration in organizational behavior from Stanford University and a Juris Doctor from Harvard Law School. The Company published a press release announcing Mr. Garcia’s appointment to the Board of Directors on December 18, 2024, a copy of which is attached as Exhibit 99.1 to this disclosure.

Mr. Garcia will receive compensation similar to other Company Board members including cash retainers for Board and Committee memberships and restricted stock. Mr. Garcia has not yet been named to any Board committees.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated December 18, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By:	/s/ Christopher J. Lutzo
	Name:	Christopher J. Lutzo
	Title:	Vice President,
General Counsel and Secretary

Date: December 18, 2024